                                                                   Exhibit 10.31

                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is entered into this 7th day of May, 2002 ("Effective Date"), by and between Jupiter Media Metrix, Inc. ("JMM"), a Delaware corporation, and NetRatings, Inc. ("NetRatings"), a Delaware corporation. These entities are referred to individually as "Party" and collectively as the "Parties."

                                    RECITALS

         A. On March 27, 2001, JMM filed a Complaint for Patent Infringement in Federal District Court in the District of Delaware, Jupiter Media Metrix, Inc.
v. NetRatings, Inc., et al., Civil Action No. 01-193-SLR (the "Action");

         B. On May 1, 2001, NetRatings filed an Answer and Counterclaims in the Action;

         C.  Each of the Parties later filed amended pleadings in the Action;

         D. The Parties have independently determined that it is in each of their respective best interests to compromise any and all claims they have or may have with respect to the Action and settle the Action on the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants herein contained, the Parties agree as follows:

                                    ARTICLE 1

                      DISMISSAL WITH PREJUDICE AND RELEASE
                      ------------------------------------

         1.1 Dismissal. Concurrently with the execution of this Agreement, the
             ---------
Parties shall execute the stipulation and proposed order in the form attached as Exhibit A, pursuant to which the Parties agree to dismiss the Action with prejudice, including all claims and counterclaims. Immediately following the execution of this Agreement, the Parties shall file with the United States District Court for the District of Delaware (the "Court") the fully executed version of Exhibit A. Each Party intends and agrees that the Court shall nevertheless retain jurisdiction for the purpose of resolving any controversy or claim arising out of or relating to the terms and conditions of this Agreement, a Party's performance or failure to perform hereunder, or any other claim or dispute arising out of or resulting from the Agreement. Exhibit A shall be filed under seal, together with the Proposed Sealing Order attached as Exhibit B, for use as appropriate in connection with the Court's express reservation of jurisdiction. Each Party further agrees to waive any objection they may have now or hereafter to the venue of any proceeding filed in the Court for the purpose referenced in this Section 1.1.

         1.2 Attorney's Fees and Costs Incurred In Action. Except as expressly
             --------------------------------------------
provided in this Agreement, each Party shall bear its own fees, costs and expenses incurred in the Action.

         1.3 General Mutual Releases. Except for limitations expressly stated in
             -----------------------

this Agreement, and in consideration of the mutual promises and covenants set forth herein, including the payments and other consideration described in
Article 2 below, JMM and NetRatings, on behalf of their

                                       2

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respective officers, directors, agents, employees, representatives, assigns, heirs, and attorneys, hereby forever release and absolutely discharge (i) the other Party, (ii) each Party's respective officers, directors, employees, stockholders, agents, representatives, servants, and independent contractors,
(iii) each Party's respective distributors, resellers, independent sales representatives, licensees, customers, and end users of any and all versions of its products or services, including without limitation the Insight software, the tracking software and any data or databases resulting from the use thereof, (iv) each Party's insurers, (v) successors and assigns of all such persons or entities and of the interests of such persons or entities in the intellectual property involved in any of the Subject Agreements as that term is defined in
Section 1.4, and (vi) each Party's attorneys, and the partners, associates, employees, agents, insurers, assigns, investigators and investigative agencies of or for their attorneys, from any and all causes of action, actions, theories, affirmative defenses, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of every kind and character, including without limitation infringement of U.S. Patent No. 6,115,680 (the "'680 Patent") at any time, arising from the dispute underlying the Action, or which was or could have been raised in the Action, or arising from any conduct by the Parties or their agents, attorneys or representative in defending, prosecuting and resolving the Action, whether known or unknown, suspected or unsuspected, existing or prospective, up to and as of the Effective Date.

         1.4 Limitations on Scope of Release. The releases set forth in Section
             -------------------------------
1.3 above shall not apply to any cause of action, action, judgment, lien, indebtedness, damage, loss, claim, liability or demand of any kind and character arising from and after the Effective Date out of or resulting from

                                       3

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(i) a breach of any specific warranty or representation undertaken by any Party as set forth expressly in this Agreement or the Intellectual Property Agreement attached as Exhibit C (collectively, the "Subject Agreements"), (ii) the breach by any Party of any provision of any of the Subject Agreements, or (iii) any actions taken, or failure to act, occurring from or after the Effective Date which is not licensed or otherwise expressly permitted in any of the Subject Agreements and which gives rise to any such cause of action.

         1.5 Waiver. In furtherance of the above stated intention to bar each
             ------
and every claim, demand, and cause of action falling within the scope of the release set forth in this Article 1, each Party hereby expressly waives any and all rights or benefits conferred by the provisions of Section 1542 of the California Civil Code, and by any similar provision of California, other state or federal law now in effect or in effect in the future, and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands and causes of action specified above, if any.
Section 1542 provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor."

         1.6 Informed Release. The Parties herein acknowledge that they
             ----------------
understand the significance and potential consequences of their release of unknown claims and of the specific waiver of their rights under Section 1542. The Parties intend that the claims released by them under this Agreement be construed as broadly as possible.

         1.7 No Admission. The Parties acknowledge that this Agreement effects
             ------------
the settlement of claims which are denied and contested and agree that the settlement reflected by this Agreement shall not be construed as an admission against the interests of any Party.

                                    ARTICLE 2

                                  CONSIDERATION
                                  -------------

         2.1 Form of Consideration. In consideration of the promises and mutual
             ---------------------
covenants contained in the Subject Agreements, NetRatings agrees to pay JMM the lump sum of fifteen million dollars ($15,000,000). The Parties acknowledge that such payment and the execution of the various documents contemplated by the Subject Agreements constitutes full consideration.

         2.2 Payment By NetRatings. The payment referenced in Section 2.1 shall
             ---------------------
be sent on the Effective Date via wire transfer to Chase Manhattan Bank, 1 Penn Plaza, New York, New York, for deposit to the account of Jupiter Media Metrix, Account No. 323195695, ABA No. 021000021.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.1 General Representations and Warranties. Each Party (the
             --------------------------------------
"representing party") represents and warrants to the other Party that: (i) the person signing the Subject Agreements and the stipulation and proposed order attached as Exhibit A (collectively the "Subject Documents") is a duly authorized representative of the representing party on whose behalf he or she is signing; (ii) the

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Subject Documents are legally binding agreements fully enforceable against the representing party in accordance with their terms; (iii) the execution and delivery of the Subject Documents and the consummation of the transactions provided thereunder do not require any third-party consent or assignment from a third party, and will not violate, conflict with, or result in the breach of any obligation, mortgage, lien, lease agreement, instrument, law, order, arbitration award, judgment or decree to which the representing party is subject or bound; and (iv) the representing party is the sole and lawful owner of all rights, title and interest in and to every claim in matters which it releases in Article 1 and that the representing party has not heretofore assigned or transferred to any person or entity any right, title or interest in the matters it is releasing.

                                    ARTICLE 4

                         CONFIDENTIALITY AND DISCLOSURE
                         ------------------------------

         4.1 Following execution of the Subject Documents, the Parties shall jointly issue the press release in the form attached as Exhibit D.

         4.2 Each Party is permitted to disclose the terms of the Subject Agreements, information relating to the Subject Agreements, or information related to the `680 Patent (collectively "Information") if advised by counsel they are required to do so by law (including applicable federal and state securities laws and regulations promulgated thereunder), legal process or court order. In the event either Party receives either a subpoena (or other legal process) or court order seeking Information, such Party shall, before responding thereto, provide counsel for the other Party with written notice of such legal process, order or legal requirement in sufficient time (if reasonably feasible) to permit the other Party the opportunity to object, seek to limit such production of information and/or obtain an appropriate protective order.

         4.3 Except as provided in Sections 4.1 and 4.2, neither Party may disclose any information regarding the Action, or the terms of the Subject Agreements, publicly or privately, other than to provide the information contained in the press release attached as Exhibit D in response to a legitimate business inquiry. Except as otherwise expressly prohibited by or inconsistent with the Intellectual Property Agreement attached as Exhibit C, nothing in this Agreement is intended to prevent either Party from discussing the `680 Patent or the license thereof to JMM for any bona fide business purpose provided such Party does not divulge proprietary or confidential information of the other Party.

                                    ARTICLE 5

                                  MISCELLANEOUS
                                  -------------

         5.1 The Subject Documents (together with their respective attachments referenced therein) constitute and contain the final, complete and exclusive agreements and understandings between the Parties regarding the subject matter addressed therein. As such, the Subject Documents supersede and replace all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter thereof. No supplement, modification, or amendment to any of the Subject Documents shall be binding unless executed in writing and signed by the Parties expressly stating that modification is intended.

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         5.2 This Agreement shall be governed by the substantive laws of the
State of Delaware, and all rights and obligations of the Parties to this Agreement, and the interpretation, construction and enforceability hereof shall also be governed by the laws of the State of Delaware

         5.3 All terms of the Subject Documents shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective legal representatives, successors and assigns. Except as expressly provided in the Subject Documents, the Subject Documents are not intended to confer on any person or entity other than the Parties any right or remedy thereunder.

         5.4 If any term or other provision of the Subject Agreements is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of the Subject Agreements shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify the Subject Agreements so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         5.5 Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations which preceded the execution of the Subject Documents, and that the Subject Documents have been executed after consultation with such independent legal counsel. Additionally, no provision of the Subject Documents shall be interpreted for or against any Party because that Party or its attorneys drafted the provision.

         5.6 All notices required to be given under this Agreement shall be in writing and delivered to the Parties at their respective addresses set forth below (or such other address as specified by either Party in accordance with the provisions of this Section) by (i) hand delivery, (ii) nationally recognized overnight courier, (iii) mailed postage prepaid by certified or registered mail, return receipt requested, or (iv) facsimile transmission with verification of receipt, and will be deemed to be effective the day of delivery by hand or overnight courier, the day of transmission if sent by facsimile, or three (3) days after mailing if sent by mail:

If to NetRatings:             NetRatings, Inc.
                              890 Hillview Court
                              Milpitas, CA 95035
                              Attention:  General Counsel
                              Facsimile No.: 408-586-0208

With a Copy to:               Gray Cary Ware & Freidenrich LLP
                              401 B Street, Suite 2000
                              San Diego, CA 92101
                              Attention:  John Allcock, Esq.
                              Facsimile No.:  610-699-2701

If to JMM:                    Jupiter Media Metrix, Inc.
                              21 Astor Place, 6th Floor
                              New York, NY 10003
                              Attention:  Chief Executive Officer
                              Facsimile No.:  917-534-6800
                              Attention:  General Counsel

With a Copy to:               Brobeck, Phleger & Harrison LLP
                              Two Embarcadero Place
                              2200 Geng Road
                              Palo Alto, CA 94303
                              Attention:  Daniel Harris, Esq.
                              Facsimile No.:  650-331-8109

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date below written.

JUPITER MEDIA METRIX, INC.                        NETRATINGS, INC.

By:  /s/  Robert Becker                 By:  /s/  William Pulver
     ------------------                      -------------------

Title:   Chief Executive Officer             Title:   Chief Executive Officer
         Jupiter Media Metrix, Inc.                   NetRatings, Inc.

Date:    May 7, 2002                          Date:   May 7, 2002

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


                                    EXHIBIT A

                          UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE


----------------------------------------
                                         )
JUPITER MEDIA METRIX, INC.               )   Civil Action No. 01-193- SLR
                                         )
                           Plaintiff,    )
v.                                       )
                                         )
NETRATINGS, INC. and                     )
NETVALUE USA, INC.,                      )
                                         )
                           Defendants.   )
                                         )
----------------------------------------


     STIPULATION AND [PROPOSED] ORDER OF DISMISSAL OF ACTION WITH PREJUDICE

     IT IS HEREBY STIPULATED by and between the remaining parties to this action that the above-captioned action be and hereby is dismissed in its entirety with prejudice pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure. The parties also expressly consent to the reservation of jurisdiction over this action by this Court, for the purpose of enforcing the terms of the Settlement Agreement effective as of May 7, 2002, a copy of which has been filed under seal with this Court, pursuant to which Jupiter Media Metrix, Inc. and NetRatings, Inc. have agreed to dismiss this action in its entirety with prejudice. Each party will bear its own costs.


Dated: May __, 2002              Jupiter Media Metrix, Inc.

                                 By
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Its
                                      ------------------------------------------



Dated: May __, 2002              NetRatings, Inc.

                                 By
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Its
                                      ------------------------------------------


                                      ORDER

     Pursuant to the parties' agreement referenced above, and for good cause shown, this Court hereby dismisses this action in its entirety with prejudice, and expressly reserves jurisdiction so that this Court may enforce the terms of the Settlement Agreement effective as of May 7, 2002, a copy of which has been filed under seal with this Court. Each party will bear its own costs.

         IT IS SO ORDERED.


                                       -----------------------------------------
                                       UNITED STATES DISTRICT JUDGE

                                    EXHIBIT B

                          UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE


-----------------------------------------
                                          )
JUPITER MEDIA METRIX, INC.                )   Civil Action No. 01-193- SLR
                                          )
                           Plaintiff,     )
v.                                        )
                                          )
NETRATINGS, INC. and                      )
NETVALUE USA, INC.,                       )
                                          )
                           Defendants.    )
                                          )
-----------------------------------------


                            [PROPOSED] SEALING ORDER

     The parties to this action have stipulated to reserve jurisdiction in this Court for the purpose of enforcing the terms of a confidential settlement agreement.

     Good cause appearing, the following documents shall be filed under seal in order to permit the Court to refer to such documents, as appropriate:

     (1) A copy of the Stipulation and Order of Dismissal of Action With Prejudice (the original of which is part of this Court's public file); together with

     (2) A copy of the Settlement Agreement as executed by the Parties to this action as of May 7, 2002.

     IT IS SO ORDERED.


Dated:  May __, 2002
                                       -----------------------------------------
                                       UNITED STATES DISTRICT JUDGE